UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2010
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On July 6, 2010, Baker Hughes Incorporated announced that its subsidiaries had signed an agreement to sell a package of assets, including two stimulation vessels (the H/R Hughes and Blue Ray) and certain other assets used to perform sand control and stimulation services in the U.S. Gulf of Mexico to a subsidiary of Superior Energy Services, Inc. The agreement, which is subject to approval of the U.S. Department of Justice and other customary conditions, is expected to be completed by the end of July 2010. In accordance with General Instructions B.2. of Form 8-K, the information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
     The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 9.01.)
(d)	Exhibits.
99.1	— News Release of Baker Hughes Incorporated dated July 6, 2010.
Forward-Looking Statements
     Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements and factors include, but are not limited to: statements about the timing of the completion of the transaction involving Baker Hughes and Superior Energy, the timing of the DOJ approval, as well as the ability of the parties to meet the specified closing conditions and close the transaction. Additional factors that may affect future results are contained in Baker Hughes’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov. Except as required by law, Baker Hughes undertakes no obligation to publicly update or revise any forward-looking statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Dated: July 6, 2010	By:	/s/ Sandra E. Alford
Sandra E. Alford
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News Release of Baker Hughes Incorporated dated July 6, 2010.